UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2025

RECURSION PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40323	46-4099738
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
41 S Rio Grande Street
Salt Lake City, UT 84101
(Address of principal executive offices) (Zip code)

(385) 269 - 0203
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	RXRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

Appointment of Directors

On March 15, 2025, the Board of Directors (the “Board”) of Recursion Pharmaceuticals, Inc. (the “Company”), upon the recommendation from its Nominating and Corporate Governance Committee (the “Nominating Committee”), increased the number of members of the Board from 8 to 10 and appointed each of Elaine Sun and Dr. Namandjé Bumpus to the Board, effective immediately.

The Board appointed Ms. Sun as a Class III Director of the Board, with her initial term to extend until the 2027 Annual Meeting of Stockholders, and appointed her as the Chair of the Audit Committee of the Board and as a member of the Compensation Committee of the Board.

The Board appointed Dr. Bumpus as a Class III Director of the Board, with her initial term to extend until the 2027 Annual Meeting of Stockholders, and appointed her as a member of the Nominating Committee of the Board, the Research and Development Committee of the Board, and the Technology Committee of the Board.

As non-employee directors, each of Ms. Sun and Dr. Bumpus will receive cash and equity compensation paid by the Company pursuant to the Recursion Pharmaceuticals, Inc. Outside Director Compensation Policy (the “Director Compensation Policy”), amended as described below, and each will enter into an indemnification agreement with the Company on the Company’s standard form of indemnification agreement for officers and directors.

There are no transactions in which either Ms. Sun or Dr. Bumpus has a direct or indirect material interest requiring disclosure under Item 404(a) of Regulation S-K and there are no arrangements or understandings between either of Ms. Sun or Dr. Bumpus and any other person pursuant to which either director was selected as a director of the Company.

Amendment to the Director Compensation Policy

Also on March 15, 2025, the Board established two new committees of the Board, the Research and Development Committee and the Technology Committee, and amended the Director Compensation Policy to provide compensation terms for members of such committees. The amended Director Compensation Policy is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On March 18, 2025, the Company issued a press release announcing the appointment of Ms. Sun and Dr. Bumpus to the Board. A copy of the press release is attached hereto as Exhibit 99.1.

The information furnished in this Item 7.01 (including Exhibit 99.1), shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

On March 15, 2025, the Board, upon the recommendation from its Nominating Committee, made certain changes to the composition of its committees, including those described in Item 5.02 of this Current Report on Form 8-K. The resulting composition of the Committees of the Board is as follows:

Audit Committee:	Elaine Sun (Chair) Blake Borgeson Zavain Dar
Compensation Committee:	Robert Hershberg (Chair) Zachary Bogue Elaine Sun
Nominating and Corporate Governance Committee:	Zavain Dar (Chair) Blake Borgeson Namandjé Bumpus
Strategic Transactions and Finance Committee:	Christopher Gibson (Chair) Robert Hershberg Zavain Dar
Research and Development Committee:	Franziska Michor (Chair) Robert Hershberg Dean Li Namandjé Bumpus
Technology Committee:	Blake Borgeson (Chair) Zavain Dar Namandjé Bumpus Franziska Michor
Corporate Social Responsibility Committee:	Christopher Gibson (Chair) Zachary Bogue Blake Borgeson Zavain Dar
ATM Pricing Committee:	Chris Gibson Robert Hershberg Zavain Dar

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Recursion Pharmaceuticals, Inc. Outside Director Compensation Policy.

99.1	Press Release of Recursion Pharmaceuticals, Inc. dated March 18, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on March 18, 2025.

RECURSION PHARMACEUTICALS, INC.

By:	/s/ Christopher Gibson
Christopher Gibson
Chief Executive Officer